EXHIBIT 99.1

Intelligent Systems Reports Third Quarter 2018 Results

NORCROSS, Ga., Nov. 08, 2018 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE American: INS; www.intelsys.com] announced today its financial results for the quarter ended September 30, 2018 and a share repurchase plan.

“Our revenue is derived from a mix of licenses, processing, and professional services and the third quarter reflected nice increases in each.  While license and professional services revenue varies quarter to quarter and often does not actually reflect the work or progress of the quarter due to revenue recognition guidance, everything seemed to come together this quarter. That being said, we manage to, and I think we are best measured, because of our enterprise size on an annual basis rather than quarter to quarter,” commented Leland Strange, CEO of Intelligent Systems.

“Some of our newer customers are keeping our team working almost around the clock to rapidly customize CoreCard’s software for their innovative and complex card functions. We see no real let up in overall demand although the work may vary quarter-to-quarter from different customers and we may see a license revenue “pop” in the first or second quarter if some of our customers achieve their expected volume targets. We also added a new processing customer with a conversion from a major processor to the CoreCard platform. All in all, we are pleased with our progress and will continue on the path to be a world class processor for all types of cards, loans and receivables in 2019 while always aware, that in rolling out new technology programs, unexpected problems may occur,” stated Strange.

Strange added, “Our directors felt a portion of our cash could best be used in a share repurchase plan while also keeping the door open for cash to be used for an acquisition or development of CoreCard program management capabilities.”

Financial Highlights for the Third Quarter of 2018

Total revenues of $5,415,000 in the three month period represented growth of 193 percent compared to the same period in 2017.

Income (loss) from operations was $1,736,000 for the quarter compared to a loss from operations of $496,000 in the comparable prior year quarter.

Net income was $1,866,000 for the quarter compared to net income of $1,372,000 in the comparable prior year quarter.

Earnings per diluted share was $0.21 for the quarter and $0.43 for the nine month period ended September 30, 2018.

Share repurchase program – In November 2018, our Board of Directors authorized a share repurchase program to purchase up to $5,000,000 of common stock. The timing and actual number of shares repurchased will depend on a variety of factors, including price, general business and market conditions, and alternative investment opportunities. The repurchase program will be executed consistent with the company's capital allocation strategy of prioritizing investment to grow the business over the long term. Under the repurchase program, repurchases can be made from time to time using a variety of methods, including open market purchases, all in compliance with the rules of the United States Securities and Exchange Commission and other applicable legal requirements. The repurchase program does not obligate the company to acquire any particular number of shares, and while the program has no expiration date the repurchase program may be suspended or discontinued at any time at the company's discretion.

Investor Conference Call Today

The company is holding an investor conference call today, November 8, 2018, at 11 A.M. Eastern Standard Time.  Interested investors are invited to attend the conference call by dialing (855) 766-6518 and entering conference ID 7655509.  A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended September 30, 2018 with the Securities and Exchange Commission today, November 8, 2018. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC site, www.sec.gov.

About Intelligent Systems Corporation

For over thirty-five years, Intelligent Systems Corporation [NYSE American: INS] has identified, created, operated and grown technology companies.  The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard designs, develops, and markets a comprehensive suite of software solutions to corporations, financial institutions, retailers and processors to manage their credit and debit cards, prepaid cards, private label cards, fleet cards, loyalty programs, and accounts receivable and small loan transactions.  CoreCard also offers prepaid and credit card processing services using its proprietary software solutions.   Further information is available on the company’s website at http://www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements.  Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenue
Services	$5,286	$1,851	$13,757	$6,543
Products	129	−	289	90
Total net revenue	5,415	1,851	14,046	6,633
Cost of revenue
Services	2,323	808	5,972	2,950
Products	−	−	136	87
Total cost of revenue	2,323	808	6,108	3,037
Expenses
Marketing	85	64	240	212
General and administrative	466	343	1,357	1,221
Research and development	805	1,132	2,467	2,961
Income (loss) from operations	1,736	(496)	3,874	(798)
Other income (loss)	245	1,868	128	1,842
Income (loss) before Income taxes	1,981	1,372	4,002	1,044
Income taxes	115	−	185	20
Net income (loss)	$1,866	$1,372	$3,817	$1,024
Earnings (loss) per share attributable to Intelligent Systems Corporation:
Basic	$0.21	$0.16	$0.43	$0.12
Diluted	$0.21	$0.15	$0.43	$0.12
Basic weighted average common shares outstanding	8,797,988	8,777,988	8,789,099	8,762,571
Diluted weighted average common shares outstanding	8,976,415	8,894,864	8,943,652	8,883,241

CONSOLIDATED BALANCE SHEETS
(in thousands)

As of	September 30, 2018	December 31, 2017
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$17,350	$14,024
Marketable securities	410	438
Accounts receivable, net	3,019	1,208
Notes and interest receivable, current portion	580	16
Other current assets	1,124	2,373
Total current assets	22,483	18,059
Investments	760	1,035
Notes and interest receivable, net of current portion	1,742	1,250
Property and equipment, at cost less accumulated depreciation	1,496	1,262
Other long-term assets	246	173
Total assets	$26,727	$21,779
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$269	$321
Deferred revenue, current portion	923	853
Accrued payroll	1,319	595
Accrued expenses	71	98
Other current liabilities	749	408
Total current liabilities	3,331	2,275
Deferred revenue, net of current portion	67	51
Total stockholders’ equity	23,329	19,453
Total liabilities and stockholders’ equity	$26,727	$21,779

For further information, call
Karen Reynolds, 770-564-5503
or email to karen@intelsys.com